CNB TEXAS

Citizens National Bank Of Texas

Your Bank Since 1868

March 3, 2020

Chris Cunningham
HVE, Inc.
Waxahachie, Texas 75165

To Whom It May Concern:

Please be advised that HVE, Inc currently has a line of credit with Citizens National Bank of Texas in the amount of $500,000. The current maturity of this line of credit is June 19, 2020. As the loan gets closer to maturity the bank will provide HVE, Inc with a formal renewal modification for an additional 12 months.

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Please feel free to contact me if you have any questions in regard to this letter by e-mail at aj.woodall@cnbwax.com or directly at 972-351-5192.

Thanks,

A.J. Woodall
Vice President
Citizens National Bank of Texas.